UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHAMBERS STREET PROPERTIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

YOUR VOTE IS VERY IMPORTANT

ANNUAL MEETING OF SHAREHOLDERS ADJOURNED TO JUNE 25, 2013 WITH

RESPECT TO THE PROPOSAL TO APPROVE AN AMENDMENT AND

RESTATEMENT OF THE COMPANY’S DECLARATION OF TRUST

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Chambers Street Properties

We are writing to follow-up on proxy materials that were previously mailed to you regarding the Annual Meeting of Shareholders that was held May 31, 2013 at 10 a.m. eastern time and to notify you that the Annual Meeting has been adjourned, with respect to the proposal to approve an amendment and restatement of the Company’s declaration of trust, to June 25, 2013 at 10 a.m. local time at 47 Hulfish Street, Suite 210, Princeton, NJ 08542 to allow further solicitation of votes. The Company’s records indicate that we have not received your vote. We urge you to vote as soon as possible.

To approve the amendment and restatement of the Company’s declaration of trust, the affirmative vote of a majority of all votes entitled to be cast must be cast in favor of the proposal.

If you have any questions or would like to vote, please call the number listed below:

1-877-605-2536

Your vote is important regardless of the amount of the Company’s common shares that you own. Please vote promptly so your vote can be received prior to the June 25, 2013 adjourned Annual Meeting of Shareholders with respect to the proposal to approve an amendment and restatement of the Company’s declaration of trust.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL

The Company has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote. The deadline for voting online is 11:59 p.m. eastern time on June 24, 2013.

Return the executed proxy card in the postage-paid envelope provided so that we receive it prior to June 25, 2013.

Call the phone number above Monday – Friday, 9 a.m. – 9 p.m., eastern time to speak with a proxy specialist.

OR

Call the toll-free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote. The deadline for voting by phone is 11:59 p.m. eastern time on June 24, 2013.

THANK YOU FOR VOTING

Nobo/Reg